Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

DIVERSIFIED RESTAURANT HOLDINGS, INC.

ARTICLE I. NAME AND PRINCIPAL OFFICE

Section 1.01. Name.  The name of this corporation is: Diversified Restaurant Holdings, Inc.

Section 1.02. Principal Office.  The principal office of the corporation shall be located at such place as shall be designated by the Board of Directors, and it may maintain branch offices or agents elsewhere, within or without the State of Nevada, as the Board of Directors may from time to time determine.

Section 1.03. Registered Office.  The corporation shall at all times maintain a registered office and registered agent within the State of Nevada, at such place within said state as shall be designated by the Board of Directors.

ARTICLE II. CAPITAL STOCK

Section 2.01. Capital Stock.  The authorized capital stock of the corporation shall consist of 110,000,000 shares of which 100,000,000 shares shall be designated of common stock with $.0001 par value and 10,000,000 shares to be designated as Preferred Stock with a $.0001 par value. The Preferred Stock may be issued in one or more series, and the preferences, rights and powers of such Preferred Shares shall be determined in the discretion of the Board of Directors.  Said capital stock shall be evidenced by certificates of stock, issued in the name of the corporation and signed by the President and Secretary of the corporation under the corporate seal.

Section 2.02. Transfer.  Said shares of stock shall be transferable only on the books of the corporation or its authorized registration and transfer agent.  The stock transfer records shall be kept by the corporation or the appropriate designee of the corporation as may be determined by the Board of Directors. No transfer of the stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

Section 2.03. Representation; Proxy.  Shares of stock may be represented at all stockholder meetings by the stockholders of record or by written proxy directed to any other person or legal entity and filed with the Secretary of the corporation prior to the beginning of any stockholder meeting.

Section 2.04. Lost Certificates.  Before a new stock certificate shall be transferred or issued to replace a lost certificate, proof of loss together with proper indemnification procedures, including an indemnification bond, if requested by the Board of Directors, shall be furnished by the applicant for the new certificate.  Any cost of reissuing and indemnifying the corporation for reissuing lost certificates shall be paid by the applicant.

Section 2.05. Voting.  The owner as reflected on the books of the corporation, subject to the provisions of Section 2.03 of this ARTICLE II, shall be entitled to one vote for each share of stock owned by him/her.  No cumulative voting shall be allowed.

Section 2.06. Voting of Treasury Shares.  The corporation shall not be allowed to vote any Treasury stock held by it.

Section 2.07. Dividends; Distributions.  The Board of Directors may fix a date or dates at which time or times the persons reflected on the books of the corporation as stockholders shall receive dividends or distributions of the corporate assets.

Section 2.08. Registered Stockholders.

(a)           The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

(b)           Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares standing in the name of a receiver may be voted by such receiver.  A stockholder whose shares are pledged shall be entitled to vote such shares, unless, in the transfer by the pledgor on the books of the corporation, he/she has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his/her proxy may represent the stock and vote thereon.

Section 2.09. Fractional Shares.  There shall be issued no fractional shares of the corporation.  In the event a stockholder shall be entitled to a fractional share by virtue of the declaration of a stock dividend or stock split or otherwise, the corporation shall issue to said stockholder a certificate, called scrip, acknowledging the right of said stockholder to said fractional share.  At any time that a stockholder shall become the holder of sufficient scrip to total one or more whole shares, then, at the request of said stockholder, the corporation shall issue said whole share or shares to said stockholder.  No holder of any scrip shall be entitled to any vote on account thereof.

Section 2.10. Issuance.  Shares of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. All issued shares of the corporation shall be fully paid and nonassessable; there shall be issued no partially paid shares of the corporation.

Section 2.11. Disposition of Treasury Shares.  Treasury shares may be disposed of by the corporation for such consideration as may be fixed from time to time by the Board of Directors.

ARTICLE III. MEETINGS OF STOCKHOLDERS

Section 3.01. Annual Meeting.  An annual meeting of the stockholders shall be held annually at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting; at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

Section 3.02. Special Meetings of Stockholders.

(a)           A special meeting of the stockholders may be called at any time by the President or as directed by a majority vote of the Board of Directors.  The same notice shall be given of special meetings as is herein provided for the annual meeting, except that, in the case of special meetings, the notice shall state the objective therefor, and no matters may be considered except those mentioned in said notice.

(b)           A special meeting of the stockholders shall be called by the corporation upon the written request of the holders of not less than twenty-five (25%) percent of the outstanding shares of the corporation.  Such written request shall be presented to the Secretary of the corporation.  The Secretary shall then comply with the provisions of this Article regarding notice to stockholders of any special or annual meeting.

Section 3.03. Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of dividends, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than ten (10) nor more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 3.04. Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 3.05. Quorum.  One third of the capital stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any stockholders' meeting.

Section 3.06. Voting.

(a)           At all meetings of stockholders, all questions shall be determined by a majority vote of the holders of each class of capital stock entitled to vote, present in person or by proxy, unless otherwise provided for by these Bylaws or by the laws of the State of Nevada.

(b)           A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee's election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors.

Section 3.07. Action Without Meeting.  Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Section 3.08. Conduct of Meetings; Organization; Director Nominations and Other Stockholder Proposals.

(a)           The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  At each meeting of stockholders, the Chairman, or if there is no Chairman or if there is one and the Chairman is absent, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, any officer of the Company designated by the Board of Directors, shall preside over the meeting.  Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.  In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors.

(b)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors may be made at an annual meeting or special meeting of stockholders only (i) by or at the direction of the Board of Directors, (ii) by any nominating committee designated by the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 3.08 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of Section 3.08(d) hereof (persons nominated in accordance with (iii) above are referred to herein as “Stockholder Nominees”).  In addition, stockholders may only nominate persons for election to the Board of Directors at a special meeting if the special meeting was called by the corporation for the purpose of electing one or more directors.

(c)           At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting of stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the corporation at the time the notice provided for in this Section 3.08 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of hereof Section 3.08(d) (business brought before the meeting in accordance with this clause (iii) is referred to as “Stockholder Business”).

(d)           At any annual or special meeting of stockholders (i) all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the corporation (the “Notice of Nomination”) and (ii) all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the corporation (the “Notice of Business”).  To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the corporate headquarters of the corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board of Directors, or business to be conducted, at an annual meeting of stockholders, not less than ninety (90) days nor more an one hundred and twenty (120) days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders or (ii) in the case of the nomination of a person for election to the Board of Directors at a special meeting of stockholders, no earlier than one hundred and twenty (120) days prior to and no less than the later of (a) ninety (90) days prior to such special meeting or (b) the tenth day following the day on which the notice of such special meeting was made by mail or Public Disclosure (as defined below); provided, however, that in the event that either (i) the annual meeting of stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of stockholders, or (ii) no annual meeting was held during the prior year, notice by the stockholder to be timely must be received (i) no earlier than one hundred and twenty (120) days prior to such annual meeting, and (ii) no later than the later of ninety (90) days prior to such annual meeting or ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date. In no event shall the Public Disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the corporate headquarters of the corporation, addressed to the attention of the Secretary, not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

The Notice of Nomination shall set forth (i) the name and record address of the stockholder and/or beneficial owner proposing to make nominations, as they appear on the corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act.  The corporation may require any stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such stockholder nominee to serve as a Director of the corporation.  The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder Nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Notice of Business shall set forth (i) the name and record address of the stockholder and/or beneficial owner proposing such Stockholder Business, as they appear on the corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment, and the reasons for conducting such Stockholder Business at the annual meeting, (v) any material interest of the stockholder and/or beneficial owner in such Stockholder Business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder Business were a participant in a solicitation subject to Section 14 of the Exchange Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 3.08; provided, however, that nothing in this Section 3.08(d) shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  Nevertheless, it is understood that Stockholder Business may be excluded if the exclusion of such Stockholder Business is permitted by the applicable regulations of the Securities and Exchange Commission.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 3.08, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present the Stockholder Nomination or the Stockholder Business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

For purposes of this Section 3.08, “Public Disclosure” shall be deemed to be first made when disclosure of such date of the annual or special meeting of stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters, PR Newswire or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.08.  Nothing in this Section 3.08 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation pursuant to any applicable provision of the Articles of Incorporation.

(e)           The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

ARTICLE IV. BOARD OF DIRECTORS

Section 4.01. Management of the Corporation.  The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation as are not, by statute, by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 4.02. Number; Tenure and Qualifications.  The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than fifteen (15).  Such number of Directors shall from time to time be fixed and determined by the Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing Directors.  The Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 4.03 of this ARTICLE IV, and each Director elected shall hold office until his/her successor shall be elected and shall qualify.  Except as provided otherwise herein, Directors need not be residents of Nevada nor stockholders of the corporation.

Section 4.03. Resignation, Removal and Vacancy.  Any Director may resign at any time by written notice to the corporation.  Any such resignation shall take effect at the date of receipt of such notice or any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  If any vacancy occurs on the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or if any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, or a sole remaining Director, may choose a successor or fill the vacancy; and a Director so chosen shall hold office until the next annual meeting and until his/her successor shall be duly elected and shall qualify, unless sooner displaced.

Section 4.04. Annual and Regular Meetings.  A regular meeting of the Board of Directors shall be held each year, without other notice than this Bylaw, at the place of and immediately following the Annual Meeting of Stockholders, and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Nevada, without other notice than such resolution.

Section 4.05. Special Meetings.

(a)           A special meeting of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any two Directors.  The President so calling, or the Directors so requesting, any such meeting shall fix the time and place, either within or without the State of Nevada, as the place for holding such meeting.

(b)           Written notice of special meetings of the Board of Directors shall be given to each Director at least twenty-four (24) hours prior to the time of any such meeting. Any Director may waive notice of any meeting.  The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

Section 4.06. Notices; Waiver.

(a)           Whenever notice is required to be given to any director by applicable law, the Articles of Incorporation or these by-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the corporation, facsimile, e-mail or by other means of electronic transmission.

(b)           Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these by-laws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 4.07. Quorum.  A simple majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.08. Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, as provided in ARTICLE V of these Bylaws, may be taken without a meeting; provided that a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 4.09. Compensation.  Directors, as such, shall not be entitled to any stated salary for their services unless voted by the Board of Directors.  By resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of Directors.  No provision of these Bylaws shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 4.10. Participation.  Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 4.11. Board of Directors' Officers.

(a)           At its annual meeting, the Board of Directors may elect, from among its members, a Chairman who shall preside at meetings of the Board of Directors and may preside at meetings of the stockholders. In the absence of such election, the president shall serve as Chairman of the Board of Directors. The Board of Directors may also elect such other officers of the Board of Directors and for such term as it may from time to time deem advisable.

(b)           Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

ARTICLE V. COMMITTEES OF DIRECTORS

Section 5.01. Committees.

(a)           The Board of Directors shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of at least two directors or such higher number of directors as may be required by law or the standards of any stock exchange on which shares of the corporation are listed, with such lawfully delegable powers and duties as it thereby confers or that are required by law or such standards of any stock exchange on which shares of the corporation are listed.

(b)           The Board of Directors may from time to time designate other committees of the Board, each composed of one or more directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board.

(c)           In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(d)           Any such committee, to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but (a) unless the resolution, the Articles of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock, to adopt articles of merger or to recommend to the stockholders either the sale, lease or exchange of all or substantially all of the corporation’s property and assets or a dissolution of the corporation (or the revocation of a dissolution); and (b) no such committee shall have the power or authority of the Board of Directors in reference to adopting, amending or repealing any provision of the Articles of Incorporation or these Bylaws or approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval other than those identified in (a) above.

Section 5.02. Term.  The Board, subject to the requirements specifically set forth in this Section, may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or resignation, but the Board may at any time for any reason remove any individual committee member and the Board may, subject to the requirements specifically set forth in this Section, fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may, subject to the requirements specifically set forth in this Section, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to the requirements specifically set forth in this Section, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.03. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 5.04. Compensation.  Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

ARTICLE VI. OFFICERS

Section 6.01. Generally. The officers of the corporation shall be a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer.  The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.  Any two or more offices may be held by the same person.

Section 6.02. Appointment; Term.  The officers of the corporation shall be appointed annually by the Board of Directors at its first regular meeting held after the Annual Meeting of Stockholders or as soon thereafter as conveniently possible.  Each officer shall hold office until his/her successor shall have been chosen and shall have qualified, or until his/her death or the effective date of his/her resignation or removal.

Section 6.03. Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed without cause by affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.04. Vacancy.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.05. Compensation.  The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of his/her also being a Director.

Section 6.06. President.  The President shall be the chief executive officer of the corporation and subject to the control of the Board of Directors, shall generally supervise and control the business and affairs of the corporation.  The President shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors.  The President shall keep the Board of Directors fully informed and shall consult with them concerning the business of the corporation.  The President may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.  The President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and, in general, shall perform all other duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.07. Vice Presidents.  In the absence of the President, or in the event of his/her inability or refusal to act, the Executive Vice President (or, in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President.  The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board of Directors.

Section 6.08. Secretary.  The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and the committees of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal is affixed to all certificates for shares or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder as furnished by each stockholder; (e) sign, with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

Section 6.09. Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; (c) prepare or cause to be prepared, for submission at each regular meeting of the Directors, at each annual meeting of the stockholders and at such other times as may be required by the Directors or the President, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

Section 6.10. Assistant Officers.  The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.  The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his/her office.  The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII. CONTRACTS, CHECKS AND DEPOSITS

Section 7.01. Contracts.  Subject to the provisions of these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any such instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.02. Checks; Instruments.  All checks, demands, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as may be determined by the Board of Directors.

Section 7.03. Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII. DIVIDENDS

Section 8.01. Dividends.  Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of capital stock.

Section 8.02. Reserve.  Before payment of any dividends, there may be set aside out of any funds the corporation available for dividends such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the Directors deem conducive to the best interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX. INDEMNIFICATION

Section 9.01. Indemnification of Officers and Directors, Employees and other Persons.  Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generally of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 9.02. Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 9.03. Further Bylaws.  The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE X. FISCAL YEAR

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE XI. AMENDMENTS TO BYLAWS

Section 11.01. Amendments by Stockholders.  The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 11.02. Amendments by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

ARTICLE XII. ELECTION NOT TO BE GOVERNED BY NRS 78.378 TO 78.3793, INCLUSIVE

The corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to the acquisition of controlling interest.

I HEREBY CERTIFY that the foregoing Bylaws were duly adopted by the Board of Directors of the corporation on August 23, 2012.

/s/ Jay Alan Dusenberry

Secretary

(CORPORATE SEAL)